EXHIBIT 99.2

Clovis Oncology, Inc.

Pro Forma Unaudited Combined Financial Statements

On November 19, 2013, Clovis Oncology, Inc. (the “Company”) purchased 100% of the ordinary and preferred shares outstanding of EOS S.p.A. (“EOS”) through the issuance of common stock, an upfront cash payment and future contingent consideration payable to EOS shareholders.

The following unaudited pro forma combined statements of operations for the nine months ended September 30, 2013 and the year ended December 31, 2012 are prepared as if the acquisition transaction occurred on January 1, 2012. The unaudited pro forma combined balance sheet as of September 30, 2013 is prepared as if the acquisition transaction occurred on the balance sheet date. The unaudited pro forma combined financial statements reflect the acquisition transactions using pro forma adjustments applied to the historical consolidated financial statements of the Company and EOS.

The business combination will be accounted for in accordance with the acquisition method of accounting. Under this method, the purchase price to acquire EOS is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the acquisition date. If the purchase price is in excess of the estimated fair value of the net assets acquired, including both the tangible and identifiable intangible items, the difference is assigned to goodwill.

The Company’s process for estimating the fair value of acquired assets and liabilities is complex, requiring the assistance of a valuation specialist, extensive use of prospective financial information and management judgment. The allocation of the purchase price also requires extensive use of accounting estimates and judgments. Accordingly, the purchase price allocation provided within the unaudited pro forma combined financial statements is preliminary and may be adjusted if new or better information comes to light related to the valuation assumptions or accounting information. These adjustments may be significant. The final valuation and purchase price allocation is expected to be completed as soon as possible after the close of the transaction but no later than 12 months after the acquisition.

The unaudited pro forma combined financial information includes historical financial information for the Company and EOS. The Company’s historical consolidated balance sheet as of September 30, 2013 and its historical consolidated statement of operations for the nine months ended September 30, 2013 were obtained from the unaudited consolidated financial statements reported on Form 10-Q for the quarter ended September 30, 2013. The Company’s historical consolidated statement of operations for the year ended December 31, 2012 was obtained from the audited consolidated financial statements reported on Form 10-K for the year ended December 31, 2012. The EOS unaudited historical balance sheet as of September 30, 2013 and unaudited statement of operations for the nine month period ended September 30, 2013 were provided by EOS management and are included as an exhibit to our Current Report on Form 8-K. The audited statement of operations for the year ended December 31, 2012 is included as an exhibit to this Current Report on Form 8-K. The EOS statements were originally reported under accounting principles provided by the Italian Accountancy Body (“Italian GAAP”) and were converted to U.S GAAP for the pro forma presentation. The historical statements of operations were translated from Euros to US dollars using the average foreign exchange rates of $1.317 during the nine months ended September 30, 2013 and $1.286 during the year ended December 31, 2012. The EOS balance sheet as of September 30, 2013 was translated from Euros into U.S. dollars using the foreign exchange spot rate at September 30, 2013 of $1.352.

The estimated purchase price of $254.9 million is comprised of an immediate upfront cash payment of $10.0 million paid at closing, the issuance of Clovis common stock with a market value of $190.0 million delivered at closing and estimated contingent purchase consideration of $54.9 million that will be paid to EOS shareholders based on the achievement of future development and commercial milestones.

The Company and EOS recorded an aggregate of approximately $0.8 million in acquisition related costs, including legal, accounting and advisory services in its statement of operations during the nine months ended September 30, 2013. The acquisition related amounts have been eliminated from the September 30, 2013 pro forma combined statements of operations as they are non recurring.

The unaudited pro forma financial information is presented for illustrative purposes only. This information is not necessarily indicative of the financial position or results of operations that would have been reported had the acquisition actually occurred at the beginning of the periods presented or at the balance sheet date and they are not indicative of our future financial position or results of operations. The pro forma adjustments give effect to (i) the preliminary estimated allocation of the acquisition purchase price, (ii) the issuance of approximately 3.7 million shares of Clovis Oncology, Inc. common stock, (iii) an upfront payment of $10.0 million dollars for the acquisition, (iv) fair value of contingent purchase consideration at acquisition date, and (v) the elimination of non recurring acquisition costs. This unaudited pro forma financial information does not include, nor does it assume, any benefits from cost savings or synergies of the combined operations. The pro forma adjustments are based upon available information at this time and assumptions that we believe are reasonable. The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and notes thereto for the Company included on its Form 10-Q for the quarter ended September 30, 2013 and its Form 10-K for the year ended December 31, 2012 and with the historical audited financial statements of EOS S.p.A included elsewhere in this Current Report on Form 8-K. A reconciliation of consolidated net income and shareholders’ equity between Italian GAAP and U.S. GAAP are included under note 14 within the historical financial statements.

Clovis Oncology, Inc.

(a development stage enterprise)

Unaudited Pro Forma Combined Balance Sheets

At September 30, 2013

(In thousands, except for share amounts)

	Historical		Pro Forma
		EOS S.p.A.
	Clovis Oncology, Inc.	(Presented in U.S. GAAP)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$356,624	$4,943	$(10,000	)(A)	$351,567
Accounts receivable, net	—	2,729	—		2,729
Prepaid research and development expenses	1,167	—	—		1,167
Other current assets	727	1,688	—		2,415

Total current assets	358,518	9,360	(10,000)		357,878
Property and equipment, net	988	24	—		1,012
Intangible assets	—	—	248,600	(B)	248,600
Goodwill	—	—	2,388	(C)	2,388
Other assets	753	—	—		753

Total assets	$360,259	$9,384	$240,988		$610,631

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$880	$2,066	$—		$2,946
Accrued research and development expenses	10,916	—	—		10,916
Other accrued expenses	2,783	609	—		3,392

Total current liabilities	14,579	2,675	—		17,254
Non-current liabilities	150	2,797	—		2,947
Contingent consideration	—	—	54,900	(D)	54,900

Total liabilities	14,729	5,472	54,900		75,101
Commitments and contingencies
Series A-2 redeemable preferred stock	—	3,557	(3,557	)(E)	—
Stockholders’ equity:
Preferred Stock, par value $0.001 per share; 10,000,000 shares authorized, and no issued and outstanding at September 30, 2013	—	—	—		—
Common stock, $0.001 par value per share, 100,000,000 shares authorized at September 30, 2013 and 33,774,420 proforma shares issued and outstanding at September 30, 2013	30	—	4	(A)	34
EOS S.p.A. share capital	—	1,683	(1,683	)(E)	—
Additional paid-in capital	585,243	31,291	158,705	(A),(E)	775,239
Accumulated other comprehensive income	68	939	(939	)(E)	68
Deficit accumulated during development stage	(239,811)	(33,558)	33,558	(E)	(239,811)

Total stockholders’ equity	345,530	355	189,645		535,530

Total liabilities and stockholders’ equity	$360,259	$9,384	$240,988		$610,631

See accompanying notes

Clovis Oncology, Inc.

(a development stage enterprise)

Unaudited Pro Forma Consolidated Statements of Operations

For the nine months ended September 30, 2013

(In thousands, except per share amounts)

	Historical		Pro Forma
		EOS S.p.A.
	Clovis Oncology, Inc.	(Presented in U.S. GAAP)	Adjustments		Combined
Revenues:
License fees	$—	$123	$—		$123
Expenses:
Research and development	44,001	280	—		44,281
General and administrative	11,022	1,809	(776	)(F)	12,055
Acquired in-process research and development	250	—	—		250

Total expenses	55,273	2,089	(776)		56,586

Operating loss	(55,273)	(1,966)	776		(56,463)
Other income (expense), net	(56)	69	—		13

Loss before income taxes	(55,329)	(1,897)	776		(56,450)
Income taxes	—	—	—		—

Net loss	$(55,329)	$(1,897)	$776		$(56,450)

Basic and diluted net loss per common share	$(2.00)				$(1.80)

Basic and diluted weighted average common shares outstanding	27,614		3,714		31,328

See accompanying notes

Clovis Oncology, Inc.

(a development stage enterprise)

Unaudited Consolidated Statements of Operations

For the year ended December 31, 2012

(In thousands, except per share amounts)

	Historical		Pro Forma
		EOS S.p.A.
	Clovis Oncology, Inc.	(Presented in U.S. GAAP)	Adjustments	Combined
Revenues
License fees	$—	$56,906	$—	$56,906
Other revenues	—	162	—	162

Total revenues	—	57,068	—	57,068

Expenses:
License fees	—	16,651	—	16,651
Research and development	58,894	9,353	—	68,247
General and administrative	10,638	3,104	—	13,742
Acquired in-process research and development	4,250	—	—	4,250

Total expenses	73,782	29,108	—	102,890

Operating (loss) income	(73,782)	27,960	—	(45,822)
Other income (expense), net	(228)	233	—	5

Loss before income taxes	(74,010)	28,193	—	(45,817)
Income taxes	27	(4,283)	—	(4,256)

Net loss	$(73,983)	$23,910	$—	$(50,073)

Basic and diluted net loss per common share	$(2.97)			$(1.75)

Basic and diluted weighted average common shares outstanding	24,915		3,714	28,629

See accompanying notes

Clovis Oncology, Inc.

Notes to the Unaudited Pro Forma Combined Financial Statements

1.	Description of Acquisition and Basis of Presentation

On November 19, 2013, Clovis Oncology, Inc. (the “Company”) purchased 100% of the ordinary and preferred shares outstanding of EOS S.p.A. (“EOS”) through the issuance of common stock, an upfront cash payment and future contingent consideration payable to EOS shareholders. Approximately $0.8 million in acquisition related costs were incurred in the nine months ended September 30, 2013 by the Company and EOS to complete the acquisition, which primarily relate to legal, accounting and advisory services. Total acquisition costs of $2.6 million are expected to be incurred on a combined basis to complete the purchase acquisition.

The acquisition will be accounted for under U.S. GAAP, using the acquisition method of accounting. Under this method, the purchase price to acquire 100% ownership in EOS is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values on the acquisition date. If the purchase price is in excess of the estimated fair value of the net assets acquired, the difference is assigned to goodwill.

The allocation of the purchase price is based on preliminary estimates of the fair value made solely for the purpose of preparing the pro forma statements. The actual allocation of the purchase price may differ significantly from the preliminary estimated allocation due to adjustments to the fair value of the Company’s common stock to be used as consideration in the purchase, actual balances of tangible assets and liabilities acquired at the acquisition date, and refinement to the fair values of the net assets acquired and liabilities assumed. Based on fair value estimates by management with the assistance of a valuation specialist, the preliminary purchase price has been allocated to individual assets acquired and liabilities assumed as of the closing date as follows:

Presented in US Dollars (in thousands)
Estimated purchase price:
Cash	$10,000
Issuance of Clovis Oncology, Inc. common stock (1)	190,000
Fair value of contingent purchase consideration (2)	54,900

Total estimated purchase price	$254,900

Asssets and liabilities acquired:
Net assets of EOS S.p.A. (3)	$3,912
Fair value of Servier licensed technology (4)	57,100
Fair value of lucitanib development and commercial rights (5)	191,500
Goodwill	2,388

Total estimated fair value of assets and liabilities acquired	$254,900

(1)	The number of Clovis Oncology, Inc. shares issued to consummate the acquisition was 3.7 million shares, having an agreed fair market value of approximately $51.16 dollars per share at closing.

Clovis Oncology, Inc.

Notes to the Unaudited Pro Forma Combined Financial Statements

(2)	The Company will pay up to approximately $220 million to EOS shareholders upon the achievement of certain future development and commercial milestones. U.S. GAAP requires the recognition of the contingent consideration as part of the purchase consideration and is valued at its fair value as of the acquisition date. The fair value of the contingent consideration is based on the discounting of the milestone payments from the estimated milestone achievement date to the acquisition date using an estimated borrowing rate after applying a probability of success factor to each milestone payment.
(3)	The net carrying value of the net assets and liabilities acquired approximate fair value.
(4)	As part of the purchase transaction, the Company acquired the right to receive future development and commercial milestone payments and royalty payments from Servier associated with sales of lucitanib, if achieved. The potential future payments are defined in the collaboration and license agreement executed in September 2012 whereby EOS sublicensed the lucitanib development and commercialization rights to Servier in all countries except the U.S., Japan and China. The fair value of this intangible asset at acquisition date was estimated using a probability weighted discounted cash flow model. The significant assumptions used to determine the acquisition date fair value include the timing and cost of clinical development, probability of success for each clinical development stage, estimated revenues, estimated selling costs and the discount factor, among other factors.
(5)	In the purchase transaction, the Company acquired the right to develop and commercialize lucitanib in the U.S. and Japan or sublicense the rights to another party. The fair value of this intangible asset at acquisition date was estimated using a probability weighted discounted cash flow model. The significant assumptions used to determine the acquisition date fair value include the timing and cost of clinical development, probability of success for each clinical development stage, estimated revenues, estimated selling costs and the discount factor, among other factors.

2.	Historical financial statements of EOS S.p.A.

The historical financial statements of EOS are prepared in accordance with Italian GAAP are included as a separate exhibit elsewhere in this Current Report on Form 8-K. A reconciliation of consolidated net (loss) income and shareholders’ equity between Italian GAAP and U.S. GAAP are included under note 14 within the historical financial statements. The EOS unaudited pro forma combined balance sheet as of September 30, 2013 was derived from the historical financial statements and was translated from Euros to U.S. dollars using a foreign exchange spot rate at September 30, 2013 of $1.352. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 were derived from the historical financial statements and was translated from Euros to U.S. Dollars using the average foreign exchange rates applicable to each time period reported of $1.317 and $1.286, respectively.

Clovis Oncology, Inc.

Notes to the Unaudited Pro Forma Combined Financial Statements

3.	Pro Forma Adjustments

(A)	Adjustment represents the initial purchase consideration paid by the Company to acquire all the outstanding equity securities of EOS for $10.0 million of the Company’s cash and the issuance of approximately 3.7 million shares of common stock. The value of the Company’s common stock on issuance was $190 million. The purchase price may change at closing based on the level of EOS working capital acquired. For pro forma purposes, no working capital adjustment was assumed.

(B)	Adjustment represents the estimated fair value of the sublicensed Servier technology and the Company’s acquisition of the rights to develop and commercialize lucitanib in the U.S. and Japan. The valuations were derived from probability weighted cash flow models and are subject to significant judgment and accounting estimates. The intangible assets will not be depreciated until such time they are successfully developed and we achieve regulatory approval. The assets are subject to impairment testing at least annually and if an adverse event or circumstances change that cause the fair value to decrease, the carrying value will be impaired down to the new estimated fair value.

(C)	Adjustment represents the estimated goodwill resulting from the excess purchase price over the amounts allocated to the fair value of the tangible and intangible assets acquired and liabilities assumed in the acquisition. Goodwill will be tested for impairment at least annually or more frequently if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value.

(D)	The Company will pay up to approximately $220 million to EOS shareholders upon the achievement of certain future lucitanib development and commercial milestones, if achieved. This adjustment represents the estimated fair market value of these contingent consideration payments as of the acquisition date.

(E)	Adjustment represents the elimination of all components of the historical equity of EOS.

(F)	Adjustment reflects the elimination of costs incurred to support the acquisition due diligence by the Company and EOS during the nine months ended September 30, 2013.